NEWS RELEASE

NYSE: ONB

oldnational.com

Contacts:

Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

FOR IMMEDIATE RELEASE –
January 27, 2011

Old National Approves Stock Repurchase Plan and Dividend

•	Company may repurchase up to 2.25 million shares of ONB common stock through Jan. 31, 2012

•	Board of Directors declares common stock dividend of $.07 per common share, payable March 15

Evansville, Ind. (January 27, 2011) – Old National Bancorp (NYSE: ONB) today announced that its Board of Directors has approved a new plan to repurchase, as conditions warrant, up to 2.25 million shares of Old National Bancorp common stock through January 31, 2012. These shares may be purchased from time to time in either the open market or in privately negotiated transactions, in accordance with SEC regulations.

“The approval of this stock repurchase plan, at a time when Old National is in an enviable capital position, affords us the flexibility to truly optimize our capital management strategies,” said Chris Wolking, Old National Bancorp Senior Executive Vice President and Chief Financial Officer. “While we were not required to obtain approval for the plan from our regulators at the Federal Reserve, we are nonetheless very pleased that they have expressed no concerns with our decision.”

Old National Bancorp’s Board of Directors also declared a common stock dividend of $.07 per share on the Company’s outstanding shares. This dividend is payable March 15, 2011, to shareholders of record on March 1, 2011. For purposes of broker trading, the ex-date of the cash dividend is February 25, 2011.

About Old National

Old National Bancorp is the largest financial services holding company headquartered in Indiana and, with $7.5 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Investor Relations section of the Company’s website at oldnational.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Old National to execute its business plan (including the integration of Monroe Bancorp and its subsidiaries into Old National), changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Old National’s internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.